UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

November 5, 2004
Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-32340 (Commission File Number)	34-1981408 (IRS employer identification no.)

350 South Grand Ave, 43rd Floor
Los Angeles, CA 90071
(Address of principal executive offices)(Zip Code)

(323) 210-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 5, 2004, Aames Investment Corporation ("Aames Investment") through its wholly owned subsidiaries, Aames Capital Corporation ("Aames Capital") and Aames Funding Corporation ("Aames Funding") amended its financing facility with Morgan Stanley Bank to substitute Aames Investment for Aames Financial Corporation in the definition of "Parent".

Effective as of November 5, 2004, Aames Capital amended its financing facility with Citigroup Global Markets Realty Corp., pursuant to which Aames Investment was made the guarantor.

Effective as of November 5, 2004, Aames Capital amended its repurchase facility with Lehman Brothers Bank FSB pursuant to which Aames Investment was made the guarantor.

Effective as of November 5, 2004, Aames Capital amended its financing facility with Greenwich Capital Financial Products, Inc. pursuant to which Aames Investment was made the guarantor.

Effective as of November 5, 2004, Aames Capital amended its residual financing facility with Greenwich Capital Financial Products, Inc., pursuant to which Aames Investment was made a guarantor.

Effective as of November 5, 2004, Aames Investment amended its financing facility with Countywide Warehouse Lending pursuant to which Aames Investment was made a guarantor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES FINANCIAL CORPORATION

By:	/s/ Patrick D. Grosso
Patrick D. Grosso
Assistant Secretary

Dated: November 12, 2004